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                                                                     Exhibit (1)
                                   Brown & Wood LLP
                                One World Trade Center
                            New York, New York 10048-0557
                              Telephone: (212) 839-5300
                              Facsimile: (212) 839-5599
                                                                  March 28, 1997

ContiFinancial STRYPES Trust
c/o Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19715


Ladies and Gentlemen:

    We have acted as counsel for ContiFinancial STRYPES Trust, a Delaware business trust (the "Trust"), in connection with the registration of 3,220,000 STRYPES, par value $0.10 per STRYPES (the "STRYPES"), under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-2 to be filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

    As counsel for the Trust, we are familiar with the proceedings taken by the Trust in connection with the authorization, issuance and sale of the STRYPES. In addition, we have examined and are familiar with the Restated Certificate of Trust of the Trust, the Amended and Restated Trust Agreement of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.

    Based upon the foregoing, we are of the opinion that the STRYPES, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less

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than the par value thereof, will be legally issued, fully paid and non-assessable STRYPES of the Trust.

    In rendering this opinion, we have relied as to matters of Delaware law upon an opinion of Richards, Layton & Finger rendered to the Trust.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                             Very truly yours,


                             /s/ Brown & Wood LLP